Exhibit 5.2

Lawrence Venick Partner 2206-19 Jardine House 1 Connaught Place Central Hong Kong	Tel +852 3923 1188 Fax +852 3923 1100 Email lvenick@loeb.com

January 4, 2024

Gemini Mansion B 901, i Park

No. 18-17 Zhenze Rd

Xinwu District, Wuxi, Jiangsu

People’s Republic of China, 214111

Re:	LOBO EV Technologies Ltd. (the “Company”)

Ladies and Gentlemen:

We have acted as United States securities law counsel to LOBO EV Technologies Ltd., a British Virgin Islands company (the “Company”) in connection with the Registration Statement on Form F-1 (File No. 333-270499) (as amended, the “Registration Statement”) filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Act”), for the registration of (i) up to 1,380,000 ordinary shares, par value $0.001 per share, of the Company (“Ordinary Shares”), (ii) an over-allotment by the underwriter to purchase up to an aggregate of 207,000 additional Ordinary Shares when exercised in full, and (iii) up to 158,700 Ordinary Shares issuable to the underwriter upon exercise of warrants to be issued to the underwriter (the “Underwriter’s Warrants”), pursuant to the Underwriting Agreement to be entered by and between the Company and the underwriter named therein (the “Underwriting Agreement”).

We have examined such documents and considered such legal matters as we have deemed necessary and relevant as the basis for the opinion set forth below. With respect to such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as reproduced or certified copies, and the authenticity of the originals of those latter documents. As to questions of fact material to this opinion, we have, to the extent deemed appropriate, relied upon certain representations of certain officers and employees of the Company.

Based upon the foregoing, we are of the opinion that the Underwriter’s Warrants, when the Registration Statement becomes effective under the Act, and such Underwriter’s Warrants are duly executed and authenticated in accordance with the Underwriting Agreement by and between the Company and the underwriter and issued, delivered and paid for, as contemplated by the Registration Statement and the Underwriting Agreement, such Underwriter’s Warrants will be legally binding obligations of the Company enforceable in accordance with their terms except: (a) as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally and by general equitable principles (regardless of whether enforceability is considered in a proceeding in equity or at law); (b) as enforceability of any indemnification or contribution provision may be limited under the Federal and state securities laws, and (c) that the remedy of specific performance and injunctive and other forms of equitable relief may be subject to the equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

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Lawrence Venick Partner 2206-19 Jardine House 1 Connaught Place Central Hong Kong	Tel +852 3923 1188 Fax +852 3923 1100 Email lvenick@loeb.com

Notwithstanding anything in this letter which might be construed to the contrary, our opinions expressed herein are limited to the laws of the State of New York. We express no opinion with respect to the applicability to, or the effect on, the subject transaction of the laws of any other jurisdiction or as to any matters of municipal law or the laws of any local agencies within any state other than the State of New York. The opinion expressed herein is based upon the law of the State of New York in effect on the date hereof, and we assume no obligation to revise or supplement this opinion after the effective date of the Registration Statement should such law be changed by legislative action, judicial decision, or otherwise. Except as expressly set forth in our opinion above: (i) we express no opinion as to whether the laws of any other jurisdiction are applicable to the subject matter hereof, and (ii) we express no opinion as to compliance with any other federal or state law, rule or regulation relating to securities, or to the sale or issuance thereof.

We hereby consent to the use of this opinion as an exhibit to the Registration Statement, to the use of our name as your counsel and to all references made to us in the Registration Statement and in the Prospectus forming a part thereof. In giving this consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Act, or the rules and regulations promulgated thereunder. This opinion is given as of the effective date of the Registration Statement, and we are under no duty to update the opinions contained herein.

Sincerely,

/s/ Loeb & Loeb LLP
Loeb & Loeb LLP